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                                                                   Exhibit 10.13

                        FORM OF INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT, dated as of ________________, 2003 (this "Agreement"), is made by and between American Seafoods Corporation, a Delaware corporation (the "Company"), and [___________] ("Indemnitee").

                                    RECITALS

     A. It is important to the Company to attract and retain as directors the most capable persons reasonably available and Indemnitee has agreed to serve as a director of the Company, subject in part to the terms of this Agreement.

     B. The Company's First Certificate of Incorporation provides that the Company will indemnify its managers, members and officers, and Indemnitee's willingness to serve as a manager, member, and/or officer of the Company is based in part on Indemnitee's reliance on such provisions.

     C. In recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's service to the Company in an effective manner, and Indemnitee's reliance on the aforesaid provisions of the Certificate of Incorporation, and to provide Indemnitee with express contractual indemnification (regardless of, among other things, any amendment to or revocation of such provisions or any change in the composition of the Company's Board of Directors (the "Board") or any acquisition or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined in Section 1(c)) to Indemnitee as set forth in this Agreement and for the continuation and maintenance of a directors' and officers' liability insurance policy covering Indemnitee.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:

     (a) "Affiliate" has the meaning given to that term in Rule 405 under the Securities Act of 1933, as amended; provided, however, that for purposes of this Agreement, the Company and its subsidiaries will not be deemed to constitute Affiliates of Indemnitee.

     (b) "Claim" means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted, made or conducted by the Company or any other party, including, without limitation, any governmental entity, whether civil, criminal, administrative, arbitrative, investigative or other.

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     (c) "Expenses" includes attorneys' and experts' fees, expenses and charges and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim.

     (d) "Indemnifiable Losses" means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) (collectively, "Losses") relating to, resulting from, or arising out of, (i) any act or failure to act by Indemnitee in his capacity as a manager, director, officer, employee or agent of the Company, any of its Affiliates or any other entity as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, and (ii) in respect of any business, transaction or other activity of any entity referred to in clause
(i) of this sentence.

     2. Basic Indemnification Arrangement. The Company will indemnify and hold harmless Indemnitee, to the fullest extent permitted by the laws of Delaware in effect on the date hereof or as such laws may be amended from time to time to increase the scope of such permitted indemnification, against all Indemnifiable Losses relating to, resulting from, or arising out of any Claim; provided, however, that the foregoing indemnification shall not apply to claims, liabilities or expenses arising from the gross negligence or willful misconduct of the Indemnitee. The failure by Indemnitee to notify the Company of such Claim will not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of the Claim and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage. If so requested by Indemnitee, the Company will advance within two business days of such request any and all Expenses to Indemnitee paid or incurred by Indemnitee in connection with any Claim asserted or brought by Indemnitee for (a) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under any provisions of the Certificate of Incorporation now or hereafter in effect relating to Claims for Indemnifiable Losses or (b) recovery under any directors' and officers' liability insurance policies maintained by the Company, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount, if it shall be ultimately determined that Indemnitee is not entitled to be indemnified.

     3. Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company will nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent

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that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Loss or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, Indemnitee will be indemnified against all Expenses incurred in connection therewith. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, there will be a presumption that Indemnitee is so entitled, which presumption the Company may overcome only by its adducing clear and convincing evidence to the contrary.

     4. No Other Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

     5. Non-Exclusivity, Etc. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Certificate of Incorporation, or the substantive laws of the Company's jurisdiction of formation, any other contract or otherwise (collectively, "Other Indemnity Provisions"); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision that permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to the Certificate of Incorporation, the effect of which would be to deny, diminish or encumber Indemnitee's right to indemnification under the Certificate of Incorporation or any Other Indemnity Provision.

     6. Liability Insurance . The Company agrees to use its best efforts to obtain a directors' and officers' liability insurance policy covering Indemnitee within a reasonable time after the execution of this Agreement, but in any event within 30 days of the date hereof, and to continue and maintain such policy for the duration of the time that Claims with respect to Indemnifiable Losses may be asserted or brought. The Company and Indemnitee shall determine the amount of coverage under such policy that is reasonable under the circumstances.

     7. Subrogation. In the event of payment under this Agreement, the Company will be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee's successors). Indemnitee will execute all papers reasonably required to evidence such rights (all of Indemnitee's reasonable Expenses, including attorneys' fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

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     8.  No Duplication of Payments. The Company will not be liable under this
Agreement to make any payment in connection with any Indemnifiable Loss to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Certificate of Incorporation or Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable hereunder.

     9. Defense of Claims. The Company will be entitled to participate in the defense of any Claim or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee, provided that in the event that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him that are different from or in addition to those available to the Company or (c) any such representation by the Company would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee will be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company's expense. The Company will not, without the prior written consent of Indemnitee, effect any settlement of any threatened or pending Claim that Indemnitee is or could be a party unless such settlement solely involves the payment of money by the Company and includes an unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Claim.

     10. Successors and Binding Agreement. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any person acquiring directly or indirectly all or substantially all of the business or assets of the Company, whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the "Company" for purposes of this Agreement), but will not otherwise be assignable or delegatable by the Company.

     (a) This Agreement will inure to the benefit of and be enforceable by Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees or other successors.

     (b) This Agreement is personal in nature and neither of the parties hereto will, without the express written consent of the other, assign or delegate this Agreement or any

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rights or obligations hereunder except as expressly provided in Sections 11(a)
and 11(b). Without limiting the generality or effect of the foregoing, Indemnitee's right to receive payments hereunder will not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee's will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section 11(c), the Company will have no liability to pay any amount so attempted to be assigned or transferred.

     11. Notices. For all purposes of this Agreement, all communications, including, without limitation, notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the addresses shown on the signature page hereto, or to such other address as either party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

     12. Governing Law. This Agreement shall be governed in all respects including as to validity, interpretations and effects by the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The Company and the Indemnitee hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in the State of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Company and the Indemnitee hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

     13. Validity. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or

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otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal.

     14. Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement or the Certificate of Incorporation. References to Sections are to references to Sections of this Agreement.

     15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but both of which together will constitute one and the same agreement.

     16. Legal Fees and Expenses. It is the intent of the Company that Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes Indemnitee from time to time to retain counsel of Indemnitee's choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including, without limitation, the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Indemnitee's entering into an attorney-client relationship with such counsel and, in connection therewith, the Company and Indemnitee agree that a confidential relationship shall exist between Indemnitee and such counsel. Without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will

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pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by Indemnitee in connection with any of the foregoing.

     17. Certain Interpretive Matters. No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

                            [signature page follows]

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     IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representatives to execute this Agreement as of the date first above written.

                                                 AMERICAN SEAFOODS CORPORATION

                                                 By: ___________________________
                                                      Name:
                                                      Title:

                                                 _______________________________
                                                 Indemnitee

                                                 Name:
                                                 Address:
                                                 Telephone:
                                                 Facsimile:

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